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                              Sonic Foundry, Inc.
                           Annual Report on Form 10-K
                     For the Year Ended September 30, 2002


EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 filed on March 26, 1999, amended on September 8, 2000) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan, the Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan and the Shareholder Relations Consultant Warrants, (ii) the Registration Statement (Form S-3 filed on November 12, 1999) pertaining to shares of common stock issuable upon conversion of debentures and exercise of certain warrants, (iii) the Registration Statement (Form S-3 filed on October 25, 1999) pertaining to shares of common stock issuable upon exercise of certain warrants, (iv) the Registration Statement (Form S-8 filed on June 30, 2000) pertaining to the Sonic Foundry, Inc. Employee Stock Purchase Plan, (v) the Registration Statement (Form S-8 filed on September 8, 2000) pertaining to the 1999 Non-Qualified Stock Option Plan, (vi) the Registration Statement (Form S-3 filed on November 7, 2000, amended on February 16, 2001) pertaining to shares of common stock issuable upon conversion of exchangeable shares and the exercise of exchangeable share options and warrants
(vii) the Registration Statement (Form S-3 filed on May 15, 2000) pertaining to shares of common stock issuable upon the exercise of warrants, (viii) the Registration Statement (Form S-8 filed on November 21, 2001) pertaining to the Sonic Foundry, Inc. 2001 Deferred compensation Plan, (ix) the Registration Statement (Form S-8 filed on December 21, 2001) pertaining to the MediaSite, Inc. Employee Retention Plan, (x) the Registration Statement (Form S-8 amended on December 21, 2001) pertaining to the amended 1999 Non-Qualified Stock Option Plan, (xi) the Registration Statement (Form S-3 effective July 17, 2002) pertaining to shares issued and issuable pursuant to the conversion of debt and exercise of warrants, (xii) the Registration Statement (Form S-3 effective August 16, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants and (xiii) the Registration Statement (Form S-3 effective September 13, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants of our report dated November 9, 2002, except Note 4 and
Note 16 as to which the date is December 17, 2002, with respect to the financial statements and schedule of Sonic Foundry, Inc. included in this Annual Report (Form 10-K/A) for the year ended September 30, 2002.

                                       /s/ ERNST & YOUNG

Milwaukee, Wisconsin
January 23, 2003

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